Exhibit 4.2

CG ONCOLOGY, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

DATED: July 28, 2023

CG ONCOLOGY, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of July 28, 2023 by and among CG ONCOLOGY, INC., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of Series A-1 Preferred Stock of the Company (the “Series A-1 Preferred Stock”), shares of Series B Preferred Stock of the Company (the “Series B Preferred Stock”), shares of Series C Preferred Stock of the Company (the “Series C Preferred Stock”), shares of Series D Preferred stock of the Company (the “Series D Preferred Stock”), shares of Series E Preferred stock of the Company (the “Series E Preferred Stock”) and/or shares of Common Stock of the Company (the “Common Stock”) issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of September 30, 2022 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of at least 75% of the Registrable Securities then outstanding (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors as holders of at least 75% of the Registrable Securities outstanding desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to that certain Series F Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Series F Stock Purchase Agreement”), which provides that as a condition to the closing of the sale of the Series F Preferred Stock of the Company (the “Series F Preferred Stock” and collectively with the Series A-1 Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding at least 75% of the Registrable Securities outstanding, and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(d) The term “Initial Public Offering” means the first firm commitment underwritten public offering of securities of the Company pursuant to an effective registration statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction).

(e) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(f) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means the Common Stock issuable or issued upon conversion of the Company’s Preferred Stock and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced above, excluding in all cases, however, any Registrable Securities sold by a person (x) in a transaction in which his, her or its rights under this Section 1 are not assigned, (y) pursuant to a registration statement under the Act that has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (z) in a transaction in which such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Act.

(h) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

2

(i) The term “Restated Certificate” shall mean the Company’s current Amended and Restated Certificate of Incorporation, as duly filed with the Delaware Secretary of State.

(j) The term “SEC” shall mean the Securities and Exchange Commission.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Public Offering, a written request from the Holders of twenty-five percent (25%) or more of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in this Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis (as nearly as practicable) based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), provided that no Registrable Securities shall be excluded unless and until all other securities of the Company have been excluded; and provided further that at least 33% of the Registrable Securities requested to be included in such underwriting are in fact so included. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

3

(c) In addition, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) after the Company has effected three (3) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;

(ii) If the Company has effected a registration pursuant to this Section 1.2 within the preceding twelve (12) months, and such registration has been declared or ordered effective;

(iii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) and the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than US$5,000,000;

(iv) during the period starting with the date sixty (60) says prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(v) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4;

(vi) if the Company shall furnish to Holders requesting a registration pursuant to this Section 1.2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period and provided further, that the Company shall not register any other of its shares during such ninety (90) days; or

(vii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that

4

are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.5(e), use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(iii) in the circumstances described in Sections 1.2(c)(iv) and 1.2(c)(vi); and

(iv) prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) six (6) months after the effective date of the Initial Public Offering.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders; provided, however, the provisions of Section 1.2(c)(vi) shall apply to any registration pursuant to this Section 1.4. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2 or Section 1.3.

5

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to each Holder (i) a draft copy of the registration statement, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

6

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by a majority of the Holders and enter into an underwriting agreement in customary form with the underwriters. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then subject to Section 1.2 above, the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, except that no Registrable Securities of Holders shall be excluded until all Common Stock held by directors, officers and employees of the Company have been excluded), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty-three percent (33%) of the total amount of securities included in such offering, unless such offering is the Initial Public Offering of the Company’s securities, in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members, retired members, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence;

(f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that in the case of a registration effected pursuant to Section 1.2 above, which registration constitutes the Initial Public Offering, the Registrable Securities shall be listed on a national securities exchange or the NASDAQ Global Market system; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

7

1.6 Information from Holder.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of subsection 1.6(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a).

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2 and 1.3, including, without limitation, all registration, filing and qualification fees (including “blue sky” fees), printers’ and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders not to exceed US$50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 1.2 and 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter, within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such

8

losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, partner, officer, director, stockholder, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any such Holder, partner, officer, director, stockholder, counsel, accountant, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other stockholder selling securities in such registration statement and any controlling person of any such underwriter or other stockholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, provided that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.

9

(c) Promptly after receipt by an indemnified party under this Section 1.9 of actual knowledge of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under subsection 1.9(b).

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times and after ninety (90) days following the effective date of the Initial Public Offering;

10

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the Initial Public Offering), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee, member, retired member or assignee of such securities that (i) is a subsidiary, affiliate, parent, partner, limited partner, retired partner, member, retired member, or stockholder of a Holder, (ii) is a Holder’s immediate family member (spouse or child) or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 500 shares of Registrable Securities (subject to appropriate adjustment for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with

11

the partnership, and the holdings of transferees and assignees of a limited liability company who are members or retired members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 75% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to make a demand registration.

1.13 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial public offering by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that if and to the extent that Rule 2241 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) would apply to a FINRA member publishing or otherwise distributing a research report, or making a public appearance, concerning the Company, if (1) during the last 17 days of such 180-day period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial 180-day period, then in each case such 180-day period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the managing underwriter waives, in writing, such extension. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the initial public offering by the Company are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto; further, each Holder hereby agrees to enter into written agreement with such underwriters containing terms substantially equivalent to the terms of this Section 1.13, and each Holder hereby agrees that such

12

underwriters shall be entitled to require each such Holder to enter into such a written agreement. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of a QIPO, as defined in the Restated Certificate or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any ninety (90) day period without registration in compliance with Rule 144 of the Act.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

(a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company for the preceding fiscal year, including balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows of the Company and its subsidiaries for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”); and

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter, unaudited consolidated financial statements of the Company for the preceding quarter, including a consolidated income statement, a statement of cash flows, and a balance sheet as of the end of such quarter, all in reasonable detail;

(c) as soon as practicable, but in any event within thirty (30) days after the end of each calendar month, unaudited consolidated financial statements of the Company for the preceding calendar month, including a consolidated income statement, a statement of cash flows, and a balance sheet as of the end of such calendar month, all in reasonable detail;

(d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) with respect to the financial statements called for in Sections 2.1(b) and 2.1(c), an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes and year-end adjustments that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

13

(f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Investor or any assignee of such Investor may from time to time reasonably request, or promptly after transmission or occurrence (but in any event within 10 days), other reports, including any non-routine communications with stockholders or the financial community, the Company’s accountants and business consultants, governmental agencies and authorities, any reports filed by the Company or its officers, directors and representatives with any securities exchange or the SEC, to the extent not publicly available, and notice of any event which would have a significant effect on the Company’s business prospects or financial condition or on the Investors’ investments, provided, however, that the Company shall not be obligated under this Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information, and provided further that the Company may require the Investor to execute a confidentiality and nondisclosure agreement prior to disclosure of any such information.

2.2 Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information, and provided further that the Company may require the Investor to execute a confidentiality and nondisclosure agreement prior to any such visit and inspection.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “Shares”), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.6 (the “Notice”) to each Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and general terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company, within thirty (30) calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company issued or held, or issuable upon conversion of the Preferred

14

Stock then outstanding. The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it (“Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which all Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) If all Shares that the Investors are entitled to obtain pursuant to Section 2.3(b) are not elected to be obtained as provided in Section 2.3(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to:

(i) the issuance of shares of securities pursuant to a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof);

(ii) the issuance of any shares of Common Stock (or options or rights to purchase shares of Common Stock) after the Series F Original Issue Date (as defined in the Restated Certificate), to employees, officers or directors of, or consultants or advisors to, the Company pursuant to current stock purchase plans or current stock option plans, or pursuant to similar plans that are approved by the Requisite Holders pursuant to Article IV.B.6(p) of the Restated Certificate;

(iii) any Common Stock Equivalents issued upon any conversion of shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A-1 Preferred Stock;

(iv) any Common Stock Equivalents issued as a dividend or distribution on shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A-1 Preferred Stock;

15

(v) the issuance of shares of Common Stock (A) in a QIPO, or (B) upon exercise of warrants or rights granted to underwriters in connection with such a QIPO; or

(vi) the issuance of shares of Series F Preferred Stock pursuant to the Series F Stock Purchase Agreement.

In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Board of Directors.

(a) The Board of Directors shall meet at least quarterly, unless otherwise approved by a majority of the directors then serving on the Board of Directors.

(b) Each of the Series E Preferred Directors, Series D Preferred Director and the Series C Preferred Directors (as defined in that certain Amended and Restated Voting Agreement, dated on or about the date hereof) shall have the right to serve on any committee of the Board of Directors.

(c) The Company shall reimburse all reasonable out-of-pocket expenses incurred by directors of the Board of Directors for attending meetings of the Board of Directors and performing their duties as directors.

2.5 Notice of Litigation. The Company shall provide notice to the Holders promptly upon the filing of any material action, suit or proceeding by or against the Company.

2.6 No Investment Company. The Company shall not become an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. In the event the Company breaches the foregoing, the Company shall forthwith notify the Investors and shall take immediate corrective action to remedy such breach.

2.7 Directors’ and Officers’ Insurance. The Company shall maintain from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use its commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued.

2.8 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board of Directors or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions.

16

2.9 Expenses of Counsel. In the event of a transaction which is a Deemed Liquidation Event (as defined in the Amended and Restated Voting Agreement of even date herewith among the Investors, the Company and the other parties named therein), the reasonable fees and disbursements, not to exceed $75,000, of one counsel for the Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Deemed Liquidation Event, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Deemed Liquidation Event. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense (or common interest) agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel and the Company’s counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense (or common interest) agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

2.10 Right to Conduct Activities. The Company hereby agrees and acknowledges that ABG-ColdGen Limited, ABG II-ColdGen Limited, ABG WTT-CG Limited, Acorn Bioventures, L.P., Acorn Bioventures 2, L.P., Longitude Venture Partners IV, L.P., Decheng Capital Global Life Sciences Fund IV, L.P., RA Capital Management, L.P., Foresite Capital Fund VI, L.P., BVF Partners L.P. and Avidity Private Master Fund I LP (together with their respective Affiliates) (collectively, the “Funds”) are professional investment organizations, and as such review business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently proposed to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, the Funds (and their Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Funds (or their Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of the Funds (or their Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

17

2.11 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.11 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 2.11; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.12 Termination of Certain Covenants. The covenants set forth in this Section 2, except for Section 2.9, shall terminate and be of no further force or effect upon the consummation of a QIPO or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the 1934 Act. This Agreement shall terminate and be of no further force or effect upon the consummation of a transaction or series of related transactions which are deemed to be a Liquidation Event of the Company pursuant to the Restated Certificate, as such Restated Certificate may be amended from time to time.

3. Miscellaneous.

3.1 Subsequent Closing Investors. Upon the sale of shares of Series F Preferred Stock to new Investors in accordance with the subsequent closing provisions of Section 1.3 of the Series F Purchase Agreement, the Company, without prior action on the part of any Investor, shall require each such Investor to execute and deliver this Agreement. Each such Investor, upon execution and delivery of this Agreement, shall be deemed an “Investor” hereunder.

3.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

18

3.3 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. In the event of any dispute arising out of or relating to this Agreement, such dispute shall be resolved solely and exclusively by confidential binding arbitration with the Irvine, California branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before on arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their email address or address as set forth on the signature page or Schedule A hereto, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 3.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, Attention: Cheston J. Larson and Cheston.larson@lw.com, and if notice is given to the Investors, a copy (which copy shall not constitute notice) shall also be sent to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 3570 Carmel Mountain Rd, San Diego, CA 92130, Attention: Jonathan Spencer and jspencer@gunder.com.

(b) Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below

19

such Investor’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

3.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company and (b) the holders of at least 75% of the Registrable Securities then outstanding; provided, however, that no amendment or waiver which adversely affects the holders of less than a majority of the Registrable Securities in a manner different than the holders of a majority of the Registrable Securities shall be affected without the prior written consent of at a majority of the holders in interest of such Registrable Securities so affected. Notwithstanding the foregoing, in the event that (a) the provisions of Section 2.3 are waived in accordance with this Section 3.8 in respect of a future sale by the Company of its Shares, and (b) one or more Investors or its affiliates purchases securities in such offering, then any other Investor who did not consent to such waiver shall be permitted to purchase up to the same percentage (not to exceed 100%) of its pro rata share of the Shares in such offering as the percentage of the pro rata share of the Shares so purchased by the Investor purchasing the largest portion of such Investor’s pro rata share in such offering. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

3.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such affiliated entities or persons may apportion such rights among themselves in any manner they deem appropriate.

3.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.

* * *

20

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

CG ONCOLOGY, INC.

	By:	/s/ Arthur Kuan
Name: Arthur Kuan
Title: Chief Executive Officer

Address:	400 Spectrum Center Drive, Suite 2040
Irvine, CA 92618 U.S.A.

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FORESITE CAPITAL FUND V, L.P.
By: Foresite Capital Management V, LLC
Its: General Partner

	By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

FORESITE CAPITAL OPPORTUNITY FUND V, L.P.
By: Foresite Capital Opportunity Management V, LLC
Its: General Partner

	By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

FORESITE CAPITAL FUND VI, L.P.
By: Foresite Capital Management VI, LLC
Its: General Partner

	By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

Address:	900 Larkspur Landing Circle, Suite 150
Larkspur, CA 94939

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

TCG CROSSOVER FUND I, L.P.
By: TCG Crossover GP I, LLC
Its General Partner

	By:	/s/ Chen Yu
Name: Chen Yu
Title: Managing Member

Address:	TCG Crossover Management, LLC
705 High Street
Palo Alto, CA 94301
Attn: Craig Skaling

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

BIOTECHNOLOGY VALUE FUND, L.P.			BIOTECHNOLOGY VALUE FUND II, L.P

By:	/s/ Marc Lampert		By:	/s/ Marc Lampert
Name: Mark Lampert			Name: Mark Lampert
Title: Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P			Title: Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P

BIOTECHNOLOGY VALUE TRADING FUND OS LP			MSI BVF SPV, LLC

By:	/s/ Marc Lampert		By:	/s/ Marc Lampert
Name: Mark Lampert			Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS LP			Title: President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, LLC

		Address:	c/o BVF Partners LP 44 Montgomery Street 40th FL
San Francisco CA 94104

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

AVIDITY PRIVATE MASTER FUND I LP
By: Avidity Capital Partners Fund (GP) LP, its general partner

By: Avidity Capital Partners (GP) LLC, its general partner

	By:	/s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

Address:	c/o Avidity Partners Management LP
2828 N. Harwood St., Suite 1220
Dallas, TX 75201
Attn: Michael Gregory; Andrew So

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

JANUS HENDERSON HORIZON FUND—BIOTECHNOLOGY FUND
By: Janus Henderson Investors US LLC, its investment advisor

	By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED
By: Janus Henderson Investors US LLC, its investment advisor

	By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

Address:	151 Detroit Street
Denver, Colorado 80206 USA

With a copy to (which shall not constitute notice):

Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600
Philadelphia, PA 19103
Attn: Kevin Kundra kkundra@stradley.com

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ABG-COLDGEN LIMITED

	By:	/s/ YEH Shan-ju
Name: YEH Shan-ju
Title: Director

ABG II-COLDGEN LIMITED

	By:	/s/ YEH Shan-ju
Name: YEH Shan-ju
Title: Director

ABG WTT-CG LIMITED

	By:	/s/ YEH Shan-ju
Name: YEH Shan-ju
Title: Director

Address:	c/o Unit 3002-3004
30/F, Gloucester Tower
The Landmark 15 Queen’s Road
Central, Hong Kong

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ABUNDANT SUPPLY GLOBAL LIMITED

	By:	/s/ Hong Fang Song
Name: Hong Fang Song
Title: Director

Address:	Vistra Corporate Services Centre
Wickhams Cay II, Road Town
Tortola, VG1110
British Virgin Islands

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ACORN BIOVENTURES, L.P.

By: ACORN CAPITAL ADVISORS GP, LLC
Its: General Partner

By:	/s/ Anders Hove
Name: Anders Hove
Title: Member

ACORN BIOVENTURES 2, L.P.

By: ACORN CAPITAL ADVISORS 2 GP, LLC
Its: General Partner

By:	/s/ Anders Hove
Name: Anders Hove
Title: Member

Contact information:

Acorn Bioventures, L.P.
Acorn Bioventures 2, L.P.
C/O Acorn Capital Advisors, LLC
Att: Anders Hove 420 Lexington Avenue, Suite 2626
New York, NY 10170

With a copy (which shall not constitute notice) to:
Schulte Roth & Zabel LLP 919 Third Avenue
New York, NY 10022
Attn: Michael Flynn
E-Mail: michael.flynn@srz.com

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

AMPLEWOOD RESOURCES LIMITED

	By:	/s/ Marc Chan
Name: Marc Chan
Title: Director

Address:	Unit 21E, 21F, United Centre, 95 Queensway, Admiralty, Hong Kong, CHN

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ANGELES DIRECT EQUITY FUND 1, LP

By: its General Partner,
Angeles Direct Equity Fund 1, LP

	By:	/s/ Michael Rosen
Name: Michael Rosen
Title: Managing Member

Address:	429 Santa Monica Blvd, Suite 650
Santa Monica, CA, 90401

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

CHARMING JADE LIMITED

	By:	/s/ Hong Fang Song
Name: Hong Fang Song
Title: Director

Address:	Ritter House
Wickhams Cay II
PO Box 3170
Road Town, Tortola VG1110
British Virgin Islands

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DECHENG CAPITAL GLOBAL LIFE SCIENCES FUND IV, L.P.

By its General Partner,
Decheng Capital Management IV (Cayman), LLC

	By:	Xiangmin Cui
Xiangmin Cui
Managing Director

Address:		3000 Sand Hill Road
Building 2, Suite 110
Menlo Park, CA 94025

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ERCT LIFE SCIENCES LLC

	By:	/s/ Sibel Oz
Name: Sibel Oz
Title: Manager

Address:	PO Box 1200, Montclair NJ, 07042

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GAVIN RESOURCES LIMITED

	By:	/s/ LEE King Yue
	Name:	LEE King Yue
	Title:	Director

Address:	72/76F., Two International Finance Centre,
8 Finance Street, Central, Hong Kong

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

KISSEI PHARMACEUTICAL CO., LTD.

	By:	/s/ Mutsuo Kanzawa
	Name:	Mutsuo Kanzawa
	Title:	Chairman and Chief Executive Officer

Address:	19-48 Yoshino, Matsumoto-City
Nagano-Prefecture, 399-8710, Japan

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

LEPU HOLDINGS LIMITED

	By:	/s/ Xia Zhang
	Name:	Xia Zhang
	Title:	Director and Authorized Signatory

Address:	Vistra Corporate Services Centre
Wickhams Cay II, Road Town
Tortola, VG1110, British Virgin Islands

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

LONGITUDE VENTURE PARTNERS IV, L.P.

By: Longitude Capital Partners IV, LLC, its General Partner

	By:	/s/ Patrick Enright
	Name:	Patrick Enright
	Title:	Managing Member

LONGITUDE PRIME FUND, L.P.

By: Longitude Prime Partners, LLC, its General Partner

	By:	/s/ Patrick Enright
	Name:	Patrick Enright
	Title:	Managing Member

Address:	2740 Sand Hill Rd, Second Floor
Menlo Park, CA 94025

With a copy (which shall not itself constitute notice) to: Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Attention: Mark P. Tanoury Email: tanourymp@cooley.com

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MALIN LIFE SCIENCES HOLDINGS LIMITED

	By:	/s/ Darragh Lyons
	Name:	Darragh Lyons
	Title:	Director

Address:	The Lennox Building
50 Richmond Street South
Dublin 2 D02 FK02 Ireland

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PALM DRIVE CAPITAL II LP

By: Palm Drive Capital II GP LLC,
its General Partner
By: Palm Drive Capital LLC,
its Manager

	By:	/s/ Seamon Chan
Name: Seamon Chan
Title: Managing Member

Address:		54 W. 21st St Suite 807
New York, NY, 10010

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PEI MIN LIU

	By:	/s/ Pei Min Liu
Name: Pei Min Liu

Address:	30C Tower 3, Larvotto, 8 Apleichau Praya Road, Apleichau, Hong Kong

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PERSEVERANCE CG LLC

	By:	/s/ Ben Shyong
Name: Ben Shyong
Title: Partner

PERSEVERANCE CAPITAL MANAGEMENT LLC

	By:	/s/ Ben Shyong
Name: Ben Shyong
Title: Partner

Address:	600 N Broad St Ste 5 #2122
Middletown, DE 19709

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PERSEVERANCE FUND LLC—SERIES 1
By: Perseverance Investments LLC, its Managing member

	By:	/s/ Ben Shyong
Name: Ben Shyong
Title: Authorized Signatory

Address:	Perseverance Fund LLC—Series 1
c/o Canopy 8 The Green, Suite #13283
Dover, Delaware, 19901, United States

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

	By:	/s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager

RA CAPITAL NEXUS FUND III, L.P.

By: RA Capital Nexus Fund III GP, LLC
Its: General Partner

	By:	/s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street 18th Floor
Boston, MA 02116
Attn: General Counsel

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SHINY CROWN LIMITED

	By:	/s/ Yulan Su
Name: Yulan Su
Title: Director

Address:	6F, No. 11, Lane 186, Ren-Ai Road, Yong-He District, New Taipei City, TWN

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SLEEPING BEAUTY LIMITED

	By:	/s/ Cheng Ying Pin
Name: Cheng Ying Pin
Title: Sole Director

Address:	10F, No.337, Fuxing North Road
Song-shan Dist. Taipei City, Taiwan 10544

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SONG HONG FANG

/s/ Song Hong Fang

Address:

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SUPER STRATEGY LIMITED

	By:	/s/ KaiYuan Kuo
	Name:	KaiYuan Kuo
	Title:	CEO

Address:	16F, 325 JenAi Road, Section 4 Taipei, TWN

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

WELLCHAMP FUND LIMITED

	By:	/s/ Ronald Yan Tak Angus Cheng
	Name:	Ronald Yan Tak Angus Cheng
	Title:	Managing Director

Address:	804A, 81F, Worldwide House, 19 Des Voeux Road Central, Hong Kong Central Hong Kong, CHN

SIGNATURE PAGE TO CG ONCOLOGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

SCHEDULE OF INVESTORS

Investor Names
Aaron Chi-Yu Ni
ABG II-ColdGen Limited
ABG WTT-CG Limited
ABG-ColdGen Limited
Abundant Supply Global Limited
Acorn Bioventures 2, L.P.
Acorn Bioventures, L.P.
Aestas Capital LLC
AIG DECO Fund II, LP
Alex Wah Hin Yeung
Amazing Key Investments Limited
American Estate & Trust, LC FBO Philip Bendler’s IRA
Amplewood Resources Limited
Angeles Direct Equity Fund 1 LP
Avidity Private Master Fund I LP
Best Prosper Limited
Biotechnology Value Fund, L.P.
Biotechnology Value Fund II, L.P.
Biotechnology Value Trading Fund OS LP
MSI BVF SPV, LLC
Charming Jade Limited
Chih-Wei Wu
Danhua Capital II LP
Decheng Capital Global Life Sciences Fund IV, L.P.
ERCT Life Sciences LLC
Focus Way Developments Limited
Focus Way Developments Limited Foresite Capital Fund V, L.P. Foresite Capital Opportunity Fund V, L.P. Foresite Capital Fund VI, L.P.
Fortress International Inc.
Freedom Enterprises Limited
Gavin Resources Limited
Hank CK Wuh

S-1

Investor Names
Ipolis Commercial Ltd.
Janus Henderson Horizon Fund—Biotechnology Fund
Janus Henderson Biotech Innovation Master Fund Limited
Jason Kung Yi Koo
Jennifer Cho-Chun Lee
Jordon Wang
Keen Browne
Kissei Pharmaceutical Co., Ltd.
Kuang-Hui Pai
Lepu Holdings Limited
Longitude Venture Partners IV, L.P.
Longitude Prime Fund, L.P.
Longling Capital Ltd
Lyra Capital Management Limited
Malin Life Sciences Holdings Limited
Noble Eagle Holdings Limited
Palm Drive Capital II LP
Panlabs Biologics Inc.
Pei Min Liu
Pentepebble Holdings Limited
Perseverance Capital Management LLC
Perseverance CG LLC
Perseverance Fund LLC—Series 1
PRSS Capital Limited
RA Capital Healthcare Fund, LP
RA Capital Nexus Fund III, LP
Rick Delamarter
Shiny Crown Limited
Shu Fai So
Sleeping Beauty Limited
Song Hong Fang
Spring Investments Holding LP
Super Strategy Limited
Tanya Marie Lee
TCG Crossover Fund I, L.P.
Visual Systems International Limited
War Capital LLC
Wellchamp Fund Limited
Zen Spirit Limited

S-2